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                                                                   Exhibit 99.1


     Zimmer Stockholders Approve the Issuance of Stock in Connection with
        Zimmer's Exchange Offers for Centerpulse and InCentive Capital

                   Zimmer Highlights Certain Aspects of the
           "Mix and Match" Election Feature of the Exchange Offers

(WARSAW, IN) AUGUST 21, 2003 - Zimmer Holdings, Inc. (NYSE: ZMH) announced today the results of the vote held at the special meeting of Zimmer stockholders in connection with its exchange offers for Centerpulse AG and InCentive Capital AG, a significant shareholder of Centerpulse. Zimmer also today highlighted certain aspects of the "mix and match" election feature in Zimmer's offers.

Special Meeting of Zimmer Stockholders

         Zimmer announced that at a special meeting of stockholders held today in Warsaw, Indiana, its stockholders have voted to approve the issuance of up to
45.4 million shares of Zimmer common stock in connection with Zimmer's exchange offers for Centerpulse and InCentive Capital. Approximately 140 million shares were represented at the meeting (including shares represented by proxies), of which approximately 98% (or 137 million shares) were voted in favor of the proposal.

         As previously announced, Centerpulse informed Zimmer that the United States Securities and Exchange Commission is conducting an informal investigation of Centerpulse relating to certain accounting issues. Zimmer has been advised by Centerpulse management that Centerpulse is cooperating fully with the investigation, and Zimmer is continuing to conduct its own review of this matter.

         "We are excited about the potential this combination represents and are equally excited that we enjoy the full support of our stockholders as we move forward to work together with Centerpulse management and employees to create the #1 pure play orthopaedics company in the world," said Ray Elliott, Chairman, President and CEO of Zimmer.



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The "Mix and Match" Election Feature of Zimmer's Offers

         In light of certain questions regarding the "mix and match" election feature from Centerpulse and InCentive Capital shareholders wishing to tender their shares into Zimmer's offers, Zimmer also today highlighted certain aspects of the mix and match election feature.

         As described in Zimmer's prospectuses relating to the Centerpulse offer and the InCentive offer, the mix and match election feature allows tendering shareholders to elect to receive more shares of Zimmer common stock or more cash than the standard entitlement, in all cases, to the extent off-setting elections have been made by other tendering shareholders.

         For purposes of determining the number of shares of Zimmer common stock and the amount of cash to be received by the tendering shareholders who have elected to receive more shares or cash than the standard entitlement, the assumed value of Zimmer common stock will be CHF 62.50 per share (based on the closing price of Zimmer common stock of US$ 48.28 per share on May 19, 2003, the last trading day prior to the pre-announcement of Zimmer's offers, and the noon buying rate for U.S. dollars on such date of US$ 1.00 = CHF 1.2945).

         If Zimmer's offers are successful, shareholders of Centerpulse and InCentive Capital will have until the last day of the applicable subsequent offering period for Zimmer's offers (currently expected to be September 15, 2003) to submit their mix and match elections in accordance with the procedures described in the applicable prospectus previously distributed to them. In order to ensure that Zimmer's minimum tender conditions of 66-2/3% (in the case of the Centerpulse offer) and 80% (in the case of the InCentive offer) are satisfied as of the expiration date of Zimmer's offers, which is currently scheduled to be August 27, 2003, shareholders who wish to tender their shares into Zimmer's offers must tender their shares by the August 27 expiration date. Therefore, shareholders who wish to tender their shares into Zimmer's offers but would like to defer their decision regarding the mix and match election to a later date should tender their shares into Zimmer's offers by the expiration date and separately submit the completed mix and match election form prior to the expiration of the subsequent offering period. In addition, shareholders who already have made their mix and match elections may change their elections by completing a new mix and match election form and timely submitting such form in accordance with the procedures described in the applicable prospectus.


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Safe Harbor Statement

This press release contains forward-looking statements based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management's beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," and "seeks" or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, our ability to successfully integrate acquired companies, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In particular, forward-looking statements as to Zimmer's financial and business performance following the proposed acquisitions should be qualified by the absence of the opportunity for Zimmer to perform comprehensive due diligence on Centerpulse or InCentive Capital AG, a significant shareholder of Centerpulse. These forward looking statements might have been significantly different had such due diligence review been undertaken. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. Zimmer and its directors, officers and other members of its management and employees also may be soliciting proxies from Zimmer stockholders in connection with the exchange offers for shares of Centerpulse and InCentive Capital. Investors and security holders should note that the exchange offers described in this press release have not been agreed to by Centerpulse or InCentive Capital and are subject to certain conditions. In connection with the exchange offers, Zimmer has filed registration statements on Form S-4 (each containing a prospectus/offer to purchase) and a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission and submitted Swiss offer prospectuses to the Swiss Takeover Board. Investors and security holders of Centerpulse, InCentive Capital and Zimmer are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Zimmer with the U.S. Securities and Exchange Commission at the SEC's website at www.sec.gov. The disclosure materials and other documents of Zimmer may also be obtained from Zimmer upon request by directing such request to Sam Leno, Senior Vice President and CFO, 574-372-4790.


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About Zimmer Holdings, Inc.

Zimmer, based in Warsaw, Indiana, is a worldwide leader in the design, development, manufacture and marketing of reconstructive orthopaedic implants and trauma products. Orthopaedic reconstruction implants restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Trauma products are devices used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer manufactures and markets other products related to orthopaedic surgery. For the year 2002, the Company recorded worldwide revenues of $1.37 billion. Zimmer was founded in 1927 and has more than 3,600 employees worldwide.

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Additional contacts:

         Switzerland: Hirzel. Neef. Schmid. Konsulenten
                      Aloys Hirzel/+41 43 344 42 49/a-hirzel@konsulenten.ch Andreas Thommen/+41 43 344 42 49/ a-thommen@konsulenten.ch

              U.K.:   M Communications
                      Hugh Morrison/+44 207 153 1534/morrison@mcomgroup.com Nick Miles/+44 207 153 1535/miles@mcomgroup.com